UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BIP Ventures Evergreen BDC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BIP Ventures Evergreen BDC

3575 Piedmont Rd NE, Building 15, Suite 730

Atlanta, GA 30305

Dear Shareholder:

You are cordially invited to attend a special meeting of shareholders (the “Special Meeting”) of BIP Ventures Evergreen BDC (the “Company”), to be held virtually at 1:00 P.M., Eastern time, on November 20, 2024. The meeting will be conducted virtually and can only be accessed by visiting www.proxydocs.com/BIPV, where you will be able to listen to the meeting, submit any relevant questions, and vote online.

The Notice of Special Meeting of Shareholders and Proxy Statement accompanying this letter provides an outline of the business to be conducted at the Special Meeting. At the Special Meeting, you will be asked to (i) approve certain amendments to the Amended and Restated Investment Advisory Agreement, dated August 7, 2024 (the “Advisory Agreement”), to change the incentive fee currently payable to BIP Capital, LLC, as investment adviser to the Company (the “Adviser”), to an incentive allocation allocable to the Adviser; and (ii) to transact such other business as may properly come before the Special Meeting, and any adjournments or postponements thereof.

It is important that your shares of the Company (the “Shares”) be represented at the Special Meeting regardless of the number of Shares you hold. If you are unable to attend the Special Meeting, we urge you to complete, date and sign the enclosed proxy card and promptly return it in the envelope provided or vote via the Internet at the Company’s electronic voting site at www.proxydocs.com/BIPV. If you do virtually attend the meeting and wish to vote during the Special Meeting, you may revoke your proxy and subsequently vote during the Shareholder Meeting.

Sincerely,

/s/
Mark Buffington
Chief Executive Officer & Chairman of the Board of Trustees

October 3, 2024

Atlanta, Georgia

BIP Ventures Evergreen BDC

3575 Piedmont Rd NE, Building 15, Suite 730

Atlanta, GA 30305

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON NOVEMBER 20, 2024

Notice is hereby given that a special meeting of shareholders (the “Special Meeting”) of BIP Ventures Evergreen BDC (the “Company”) will be held virtually at 1:00 P.M., Eastern time, on November 20, 2024. The meeting can be accessed by visiting www.proxydocs.com/BIPV, where you will be able to listen to the meeting live, submit relevant questions and vote online. The Special Meeting is being convened so that shareholders can consider and act upon the following matters:

1.

To approve certain amendments to the Amended and Restated Investment Advisory Agreement, dated August 7, 2024 (the “Advisory Agreement”), changing the incentive fee currently payable to BIP Capital, LLC, as investment adviser to the Company (the “Adviser”), to an incentive allocation allocable to the Adviser; and

2.	To transact such other business as may properly come before the Special Meeting or any reconvened meeting following any adjournment or postponement thereof.

The Board of Trustees recommends a vote “FOR” Proposal 1 (Amendments to the Investment Advisory Agreement).

You have the right to receive notice of and to vote at the Special Meeting, and any adjournments or postponements thereof, if you were a shareholder of record at the close of business on September 30, 2024. If you are unable to attend the Special Meeting, please sign the enclosed proxy card and return it promptly in the addressed, postage-prepaid envelope provided or vote via the Internet at the Company’s electronic voting site at www.proxydocs.com/BIPV. Please refer to the voting instructions provided on your proxy card or on the electronic voting site, depending on the voting method used. In the event there are not sufficient votes for a quorum or to approve the proposal at the time of the Special Meeting, the Special Meeting may be adjourned to permit further solicitation of proxies by the Company.

YOUR VOTE IS IMPORTANT!

Instructions on how to vote your shares are contained in the Proxy Statement and on your proxy card. The Company has enclosed a copy of the Proxy Statement and the proxy card. The Proxy Statement and the proxy card are available at www.proxydocs.com/BIPV.

Submitting your proxy does not affect your right to vote during the Special Meeting if you decide to virtually attend the Special Meeting. You are urged to submit your proxy as soon as possible, regardless of whether or not you expect to virtually attend the Special Meeting. You may revoke your proxy before it is exercised at the Special Meeting and vote during the Special Meeting.

By Order of the Board of Trustees,

/s/
Mark Buffington
Chief Executive Officer & Chairman of the Board of Trustees

October 3, 2024

Atlanta, Georgia

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 20, 2024.

THE PROXY STATEMENT AND THE PROXY CARD ARE AVAILABLE AT WWW.PROXYDOCS.COM/BIPV.

WHETHER OR NOT YOU PLAN TO VIRTUALLY ATTEND THE SPECIAL MEETING AND IN

ORDER TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE SPECIAL

MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD

AS PROMPTLY AS POSSIBLE, IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE,

OR VOTE VIA THE INTERNET AT THE ELECTRONIC VOTING SITE AT

WWW.PROXYDOCS.COM/BIPV.

BIP Ventures Evergreen BDC

3575 Piedmont Rd NE, Building 15, Suite 730

Atlanta, GA 30305

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON NOVEMBER 20, 2024

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees of BIP Ventures Evergreen BDC, a Delaware statutory trust (the “Company”), for use at the special meeting of shareholders of the Company (the “Special Meeting”) to be held virtually at 1:00 P.M., Eastern time, on November 20, 2024, and any adjournments or postponements thereof. The Special Meeting can be accessed by visiting www.proxydocs.com/BIPV, where you will be able to listen to the meeting live, submit questions and vote online. This Proxy Statement and the accompanying materials are being mailed to shareholders of record described below on or about October 14, 2024 and are available www.proxydocs.com/BIPV.

The Company’s Board of Trustees encourages you to read this document thoroughly and take this opportunity to vote on the matters to be decided at the Special Meeting. As discussed below, you may revoke your proxy at any time before your shares of the Company are voted at the Special Meeting.

INFORMATION ABOUT VOTING

Who is entitled to vote at the Special Meeting?

Only shareholders of record at the close of business on September 30, 2024, which we refer to as the “Record Date,” are entitled to receive notice of the Special Meeting and to vote the shares of the Company’s beneficial interest (the “Shares”) that they held on the Record Date at the Special Meeting, or any adjournment or postponement thereof. As of the close of business on the Record Date, we had 2,876,294 Shares outstanding. Each Share entitles its holder to one vote at the Special Meeting.

What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid meeting. Pursuant to the Investment Advisers Act of 1940, as amended, a quorum will be present if the holders of greater than 50% of the outstanding Shares entitled to vote are represented by shareholders present at the Special Meeting or by proxy. On the Record Date, there were 2,876,294 Shares outstanding and entitled to vote. Thus, 1,438,147 Shares must be represented by shareholders present at the Special Meeting or by proxy to have a quorum.

Your Shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank, custodian, financial adviser, or other nominee) or if you vote during the Special Meeting. If there is no quorum, a majority of the votes present or represented by proxy at the Special Meeting may adjourn the Special Meeting to another date.

What is a proxy?

A proxy is a person you appoint to vote your Shares on your behalf. If you are unable to virtually attend the Special Meeting, you may appoint a proxy to vote your Shares at the Special Meeting.

How do I vote?

Whether you hold Shares directly as the shareholder of record or indirectly as the beneficial owner of Shares held for you by a broker, financial adviser, or other nominee, you can vote without attending the Special Meeting. You may vote by granting a proxy or, for Shares you beneficially own, by submitting voting instructions to your broker, financial adviser, or nominee. You can vote either by mail or on the Internet. If you want to vote via the Internet, please go to the electronic voting site at www.proxydocs.com/BIPV and follow the on-line instructions. If you vote on the Internet, you do not need to complete and return your proxy card by mail, unless you intend to revoke your vote. You may authorize your proxy by signing your proxy card and mailing it in the enclosed, postage-prepaid and addressed envelope. For Shares you beneficially own, you may sign the voting instruction card included by your broker, financial adviser, or nominee and mail it in the envelope provided.

How many votes do I have?

On each matter to be voted upon, you have one vote for each Share you own as of the Record Date.

Is my vote confidential?

Yes, once cast, all votes remain confidential, unless you provide otherwise.

Can I change my vote after I return my proxy card?

Yes. You can revoke your proxy at any time before the final vote at the Special Meeting. If you are the record holder of your Shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy via mail bearing a later date to the address listed on the proxy card to be received on or before November 19, 2024;

•

You may send a letter of revocation to the Company at 3575 Piedmont Road NE, Building 15, Suite 730, Atlanta, GA 30305, Attention: Kara Mullins (Special Meeting of Shareholders) to be received on or before November 19, 2024; or

•

You may virtually attend the Special Meeting and notify the election official, at the Special Meeting that you wish to revoke your proxy and vote during the meeting. Simply attending the Special Meeting will not, by itself, revoke your proxy.

If your Shares are held by your broker, bank, custodian, financial adviser, or other nominee, you should follow the instructions provided by such broker, bank, custodian, financial adviser or other nominee.

What if I sign and return my proxy but do not provide voting instructions?

Proxy cards or voting instruction cards that are signed, dated and returned but do not contain voting instructions will be voted: “ABSTAIN” with respect to the proposal to approve certain amendments to the Amended and Restated Investment Advisory Agreement, dated August 7, 2024 (the “Advisory Agreement”), (i) to change the incentive fee currently payable to BIP Capital, LLC, as investment adviser to the Company (the “Adviser”) to an incentive allocation allocable to the Adviser; and (ii) to transact such other business as may properly come before the Special Meeting, and any adjournments or postponements thereof.

How many votes are needed to approve Proposal No.1?

To approve certain amendments to the Advisory Agreement, the proposal must receive “FOR” votes in an amount equal to the lesser of (i) 67% or more of the shareholder votes present at the Special Meeting if holders of more than 50% of the outstanding Shares are present or represented by proxy, or (ii) more than 50% of the outstanding shares of the Company.

How can I find out the results of the voting at the Special Meeting?

The Company will announce preliminary voting results at the Special Meeting. The Company will also disclose voting results on a Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”), within four business days after the Special Meeting.

Who is paying for this proxy solicitation?

The Adviser will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by the Company’s trustees, officers and employees, who will not receive any additional compensation for such solicitation activities.

PROPOSAL 1: AMENDMENTS TO ADVISORY AGREEMENT

Introduction

The Company’s shareholders are being asked to approve certain amendments to the Advisory Agreement to change the incentive fee currently payable to the Adviser (the “Incentive Fee”) to an incentive allocation allocable to the Adviser (the “Incentive Allocation”).

Purpose and Rationale of Amendments to the Advisory Agreement

The purpose for the proposed amendments to the Advisory Agreement, if effected, would be to re-characterize the Incentive Fee paid by the Company to an Incentive Allocation. The Board of Trustees supports the proposed amendments to the Advisory Agreement based on the following rationale:

•	The re-characterization of the Incentive Fee to an Incentive Allocation is expected to be advantageous to both the shareholders and the Adviser of the Company.

•

For shareholders, currently, the Incentive Fee is shown as an “Other Deduction” within Box 13 of each shareholder’s Schedule K-1. For U.S. federal income tax purposes, this amount is currently characterized, for noncorporate taxpayers, as a miscellaneous itemized deduction and is non-deductible by such taxpayers in taxable years beginning prior to January 1, 2026. Provided this suspension is not extended, in taxable years beginning on or after January 1, 2026, deductions for such expenses are expected to be subject to various limitations, including a limitation permitting deduction only to the extent such deductions exceed 2% of a noncorporate taxpayer’s adjusted gross income. Prospective to the proposed amendments, the Incentive Allocation is expected to reduce the amount of taxable income reported to an applicable shareholder on its Schedule K-1. Unlike a noncorporate shareholder’s allocable portion of the Incentive Fee, the reduction in reported taxable income resulting from the Incentive Allocation is not limited to 2% of the shareholder’s adjusted gross income or subject to the other limitations noted above. By example, if the Incentive Allocation relates to long-term capital gains, the amount reported to the shareholder as long-term capital gain in Box 9a of each shareholder’s Schedule K-1 is expected to be reduced by their allocable share of such Incentive Allocation.

•

For the Adviser, currently, the Incentive Fee is treated as ordinary income for U.S. federal income tax purposes irrespective of the character of the Company’s underlying income. Prospective to the proposed amendments, the Adviser generally is expected to be subject to tax on the Incentive Allocation based on the character of the corresponding portion of the Company’s underlying income. By example, if the Incentive Allocation relates to underlying long-term capital gains realized by the Company, the Incentive Allocation generally is expected to result in corresponding allocations of long-term capital gain to the Adviser.

•

The method in which the Incentive Allocation will be calculated as a result of the proposed amendments, and the amount of Incentive Allocation ultimately apportioned and distributed, is intended to track the current calculation and payment of the Incentive Fee as closely as possible. As a result, the proposed amendments are not expected to impact the net asset value of the Company.

•

On the effective date of the amendment, any amount that is currently recorded as an accrued Incentive Fee on the Company’s books and records with respect to unrealized appreciation will be “frozen” (i.e., “crystallized”). When realized and distributed, such crystallized amount will be paid as an Incentive Fee pursuant to the Advisory Agreement and subject to the historical tax treatment as described above (i.e., shown as an “Other Deduction” for the shareholder and taxed as ordinary income for the Adviser). All future accruals and distributions with respect to the Adviser’s incentive amounts will be allocated and distributed as Incentive Allocations and subject to the prospective tax treatment as described above (i.e., shown as a reduction of taxable income allocable to the shareholders and taxed in line with the corresponding portion of the Company’s underlying income for the Adviser).

•

By example, as of December 31, 2024, if $100,000 was recorded on the Company’s books and records as an accrued Incentive Fee with respect to unrealized appreciation, that amount will be frozen (i.e. crystallized) and will be paid as an Incentive Fee and taxable as ordinary income to the

Adviser and deductible to the shareholders (subject to the limitations discussed above) in accordance with the Company and Adviser’s historical practice if and when distributed in future periods.

•

Further, as of June 30, 2025, if an additional $25,000 was recorded on the Company’s books and records as an accrued Incentive Allocation with respect to unrealized appreciation, and thus, there is a total of $125,000 recorded on the Company’s books and records with respect to accrued unrealized appreciation, the original $100,000 will be paid as an Incentive Fee and subject to historical U.S. federal income tax treatment and the incremental $25,000 will be allocated and paid as an Incentive Allocation and subject to the prospective U.S. federal income tax treatment.

The structure of the proposed Incentive Allocation is described in greater detail below, under subheading Proposed Incentive Allocation.

Current Incentive Fee Structure

Currently, the Advisory Agreement includes the following Incentive Fee calculation payable to the Adviser:

•

The Incentive Fee shall be payable at the end of each calendar year, in arrears, in an amount equal to 20% of cumulative aggregate realized capital gains plus interest received on portfolio assets, from the date of the Company’s election to be regulated as a BDC to the end of each calendar year, less cumulative aggregate realized capital losses and aggregate unrealized capital depreciation, less the aggregate amount of any previously paid Incentive Fee. The Company shall accrue, but will not pay, the Incentive Fee with respect to net unrealized appreciation.

•

The Incentive Fee will only be paid on assets that have been partially or fully sold. In determining the Incentive Fee payable to the Adviser, the Company shall calculate the cumulative aggregate realized capital gains and cumulative aggregate realized capital losses since the Company’s inception, and the aggregate unrealized capital depreciation as of the date of the calculation, as applicable, with respect to each of the investments in the Company’s portfolio. For this purpose, “cumulative aggregate realized capital gains,” if any, shall mean the sum of the differences between the net sales price of each investment, when sold, and the original cost of such investment since the Company’s inception. “Cumulative aggregate realized capital losses” shall mean the sum of the amounts by which the net sales price of each investment, when sold, is less than the original cost of such investment since the Company’s inception. The “net sales price” shall include all cash received related to the portfolio asset, including amounts recorded as interest income on convertible notes or debt investments, throughout the asset’s life. The “original cost” shall include all cash that was deployed into the portfolio asset, which would not include converted interest on convertible notes or PIK on debt investments. Cumulative aggregate realized capital gains and cumulative aggregate realized capital losses will only include cash flows associated with assets that have been sold. “Aggregate unrealized capital depreciation” shall mean the sum of the difference, if negative, between the valuation of each investment as of the applicable calculation date and the original cost of such investment. At the end of the applicable year, the amount of capital gains that serves as the basis for the Company’s calculation of the Incentive Fee shall be equal to the cumulative aggregate realized capital gains less cumulative aggregate realized capital losses, less aggregate unrealized capital depreciation, with respect to the Company’s portfolio of investments.

Proposed Incentive Allocation

The proposed amendments to the Advisory Agreement convert the Adviser’s compensation for investment advisory services to the Company from an Incentive Fee to the Incentive Allocation. The Incentive Allocation is allocable to the Adviser at the end of each calendar year in arrears and equals 20% of the Company’s Cumulative Realized Gain Amount (as defined below) less the aggregate amount of any previously allocated Incentive Allocation. The Company accrues quarterly, but will not allocate to the Adviser, an Incentive Allocation with respect to any net unrealized appreciation. The Incentive Allocation amount, or the calculations pertaining thereto, as appropriate, shall account for any period less than a full calendar year. The Incentive Allocation will only be allocated to the Adviser with respect to investments that have been sold or otherwise disposed of, including partially sold or disposed of. Any Incentive Allocation apportioned to the Adviser’s Capital Account during a calendar year may be distributed to the Adviser whether or not any amounts are distributed to the Company’s shareholders.

As used for purposes of calculating the Company’s Cumulative Realized Gain Amount and the Incentive Allocation, the following terms shall have the following meanings:

•

“Aggregate Unrealized Capital Depreciation” means the sum of the difference, if negative, between the valuation of each investment as of an applicable calculation date as reasonably determined by the Adviser as valuation designee and the Original Cost of such investment.

•	“Capital Account” means an account established on the books and records of the Company for each of the Company’s shareholders and for the Adviser with respect to the Incentive Allocation.

•

“Cumulative Aggregate Realized Capital Gains” means the sum of the amounts by which the Net Sales Price of each investment that has been sold or otherwise disposed of by the Company, when so sold or disposed of, exceeds the Original Cost of such investment since the Company’s inception; provided, however, that such calculation shall ignore any appreciation in the value of an investment prior to January 1, 2025.

•

“Cumulative Aggregate Realized Capital Losses” means the sum of the amounts by which the Net Sales Price of each investment that has been sold or otherwise disposed of by the Company, when so sold or disposed of, is less than the Original Cost of such investment since the Company’s inception; provided, however, that such calculation shall ignore any reduction or depreciation in the value of an investment prior to January 1, 2025.

•

“Cumulative Realized Gain Amount” means the Company’s Cumulative Aggregate Realized Capital Gains, less Cumulative Aggregate Realized Capital Losses and Aggregate Unrealized Capital Depreciation. The Cumulative Realized Gain Amount and the calculations pertaining thereto, as appropriate, will account for any period less than a full calendar year.

•	“Net Sales Price” means all cash received by the Company related to an investment, including amounts recorded as interest income on convertible notes or debt investments since January 1, 2025.

•	“Original Cost” means all cash that was deployed into an investment by the Company, excluding any converted interest on convertible notes or PIK on debt investments.

Example as of June 30, 2025:

•	From January 1, 2025 through June 30, 2025, realized capital gains are $100,000

•	From January 1, 2025 through June 30, 2025, realized capital losses are $10,000

•	As of June 30, 2025, current investments are in an unrealized loss position of $5,000

The Incentive Fee calculation under the current Advisory Agreement would be as below. This amount appears in the Company’s income statement as an expense of the Company, identified as an “incentive fee.”

$100,000 - $10,000 - $5,000 = $85,000

$85,000 x 20% = $17,000

The calculation mechanics used to calculate the Incentive Allocation are intended to track the calculation of the Incentive Fee as closely as possible, and the resulting incentive amount of $17,000 under the Incentive Fee calculation and the Incentive Allocation calculation is the same. Thus, $17,000 would be apportioned to the Capital Account of the Adviser and subsequently distributed. The $17,000 would similarly be recorded on the Company’s income statement as an expense of the Company, identified as an Incentive Allocation.

Under both calculations, the incentive amount (including the amount ultimately paid by the Company to the Adviser) remains the same. Further, the amount reduces net income of the Company, thereby reducing the net asset value of the Company, by the same amount.

In the event the Advisory Agreement is terminated, the Adviser will be entitled to any amounts owed under the Advisory Agreement.

Treatment of Accrued Incentive Fee with Respect to Unrealized Appreciation

The final calendar year with respect to calculating the Incentive Fee shall be deemed to end on December 31, 2024. Any accrued and outstanding Incentive Fee (based on net unrealized appreciation as of December 31, 2024) shall remain outstanding and shall be paid from any subsequent cumulative realized capital gains net of realized capital losses and unrealized capital depreciation prior to any payments with respect to the Incentive Allocation (for the avoidance of doubt the Incentive Fee is intended to apply solely based on performance of the Company, including with respect to any net unrealized appreciation, as of December 31, 2024 and the calculations of the Incentive Fee and Incentive Allocation shall be without duplication). Any accrued and outstanding Incentive Fee as of December 31, 2024, shall be payable to the Adviser only to the extent there are sufficient subsequent realized capital gains including interest received on investments net of realized capital losses and unrealized capital depreciation.

Required Vote

The proposed amendments to the Advisory Agreement must be approved by the lesser of (i) 67% or more of the shareholder votes present at the Special Meeting if holders of more than 50% of the outstanding Shares are present or represented by proxy, or (ii) more than 50% of the outstanding Shares of the Company.

Votes will be counted by the inspector of election appointed for the Special Meeting, who will separately count “FOR” votes, “AGAINST” votes, abstentions and broker non-votes.

Brokers who hold Shares in street name have the discretionary authority to vote on certain “routine” items when they have not received instructions from their clients. If the organization that holds your Shares does not receive instructions from you on how to vote your Shares on the other matters being considered at the Special Meeting, the organization that holds your Shares will inform the Company that it does not have the authority to vote on this matter with respect to your Shares. This is generally referred to as a “broker non-vote.” Broker non-votes will be considered as represented for purposes of determining a quorum, but will not otherwise affect voting results. We encourage you to provide voting instructions to the organization that holds your Shares by carefully following the instructions provided in the Notice.

SUBMISSION OF SHAREHOLDER PROPOSALS

Pursuant to the Company’s bylaws, the Company is not required to hold an annual meeting of shareholders in any year in which the election of Trustees is not required to be held under the Investment Company Act of 1940, as amended.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies.

The Company and some brokers may be householding the Company’s proxy materials by delivering a single proxy statement and annual report to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or the Company that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, or if you are receiving multiple copies of the proxy statement and annual report and wish to receive only one, please notify your broker if your shares are held in a brokerage account or the Company if you are a shareholder of record. You can notify the Company by sending a written request by mail to BIP Ventures Evergreen BDC at 3575 Piedmont Road NE, Building 15, Suite 730, Atlanta GA, 30305. In addition, the Company will promptly deliver, upon request, a separate copy of the annual report and proxy statement to a shareholder at a shared address to which a single copy of the documents was delivered.

OTHER MATTERS

The Board of Trustees is not aware of any matter to be presented at the Special Meeting that is not listed on the Notice of Special Meeting of Shareholders and discussed in this Proxy Statement. If other matters should properly come before the Special Meeting, the persons named in the accompanying proxy intend to vote all proxies in accordance with the recommendation of the Board of Trustees or, if no such recommendation is given, in their own discretion.

Vote this proxy card TODAY!

Your prompt response will save the expense of additional mailings.

BIP Ventures Evergreen BDC

3575 Piedmont Rd NE, Building 15, Suite 730

Atlanta, GA 30305

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON NOVEMBER 20, 2024

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees of BIP Ventures Evergreen BDC, a Delaware statutory trust (the “Company”), for use at a special meeting of shareholders of the Company to be held virtually at 1:00 P.M., Eastern Time, on November 20, 2024, and any adjournments thereof (the “Special Meeting”). The Special Meeting can be accessed by visiting www.proxydocs.com/BIPV, where you will be able to listen to the meeting live, submit questions, and vote online. This Proxy Statement and the accompanying materials are being mailed to shareholders of record described below on or about October 14, 2024, and are available at www.proxydocs.com/BIPV.

Proposal No. 1: If no specification is made, the Shares will be voted ABSTAIN with respect to the proposal to approve certain amendments to the Company’s Amended and Restated Investment Advisory Agreement, dated August 7, 2024.

At the present time, the Board of Trustees knows of no other business to be presented at the meeting. Any shareholder who has given a proxy has the right to revoke it at any time prior to its exercise. Shareholders who execute proxies may revoke them with respect to a proposal by attending the Special Meeting and voting their Shares during the meeting, or by submitting a letter of revocation or a later-dated proxy to the Company at the above address prior to the date of the Special Meeting.

PLEASE SIGN, DATE, AND RETURN PROMPTLY IN ENCLOSED ENVELOPE

Dated

Signature(s) (Title(s), if applicable) (Sign in the Box)

Note: Please sign exactly as your name appears on this Proxy. When signing in a fiduciary capacity, such as executor, administrator, trustee, attorney, guardian, etc., please so indicate. Corporate or partnership proxies should be signed by an authorized person indicating the person’s title.

Please refer to the Proxy Statement discussion of these matters.

Proposal No. 1:

IF THE PROXY IS SIGNED, SUBMITTED, AND NO SPECIFICATION IS MADE, THE PROXY SHALL BE VOTED ABSTAIN REGARDING PROPOSAL NO. 1.

As to any other matter, said attorneys shall vote in accordance with their best judgment.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. Example: ∎

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE FOLLOWING:

1.	To approve certain amendments to the Company’s Amended and Restated Investment Advisory Agreement, dated August 7, 2024, to change the incentive fee currently payable to BIP Capital, LLC, as investment adviser to the Company to an incentive allocation allocable to BIP Capital, LLC.	FOR	AGAINST	ABSTAIN
		☐	☐	☐

PLEASE SIGN ON REVERSE SIDE